UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2016

ALTISOURCE RESIDENTIAL CORPORATION
(Exact name of Registrant as specified in its charter)

MARYLAND	001-35657	46-0633510
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Altisource Asset Management Corporation
36C Strand Street
Christiansted, United States Virgin Islands 00820
(Address of principal executive offices including zip code)

(340) 692-1055
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders of Altisource Residential Corporation (the “Company”) was held on June 1, 2016 (the “Annual Meeting”). On the record date for the Annual Meeting (April 11, 2016), an aggregate of 54,696,077 shares of common stock were outstanding and entitled to vote at the Annual Meeting. The final results for each matter submitted to a vote of stockholders at the Annual Meeting were as follows:

(i)	The following Directors were elected to serve until the Company's 2017 Annual Meeting of Stockholders and until their successors are duly elected and qualified by the following vote:

Name	For	Withhold
David B. Reiner	34,165,499	11,897,167
George G. Ellison	36,414,628	9,648,038
Michael A. Eruzione	36,383,647	9,679,019
Robert J. Fitzpatrick	34,158,552	11,904,114
William P. Wall	36,260,929	9,801,737

(ii)	The appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ending December 31, 2016 was ratified by the following vote:

For	Against	Abstentions
42,915,553	3,134,217	12,896

(iii)	The adoption of the Company's 2016 Equity Incentive Plan was approved by the following vote:

For	Against	Abstentions
36,159,392	9,868,972	34,300

(iv)	The compensation of the Company's named executive officers as disclosed in the proxy statement was approved, on an advisory basis, by the following vote:

For	Against	Abstentions
36,346,248	9,679,886	36,530

(v)	“One Year” was approved, on an advisory basis, as the frequency with which an advisory vote on executive compensation should be presented to the Company’s stockholders by the following vote:

Three Year	Two Years	One Year	Abstentions
12,000,768	93,065	33,924,566	37,508

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Altisource Residential Corporation

June 3, 2016	By:	/s/ Michael G. Lubin
Michael G. Lubin
General Counsel and Secretary